                                                                    EXHIBIT 99.2

                   STERLING BANCSHARES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

     On September 30, 2003, CMCR Holding Company, a majority owned indirect subsidiary of Sterling Bancshares, Inc., completed the sale of all of the capital stock of Sterling Capital Mortgage Company ("SCMC") to RBC Mortgage Company. The sale was completed in accordance with the provisions of the Stock Purchase Agreement dated as of July 16, 2003 by and among Sterling Bancshares, Inc., Sterling Bank, CMCR Holding Company and RBC Mortgage Company, as amended by Amendment No. 1 to Stock Purchase Agreement dated September 30, 2003. Additional information concerning the sale and divestiture is included in Note 1 to the unaudited pro forma condensed consolidated financial statements.

     The following unaudited pro forma condensed consolidated financial statements give effect to the sale and divestiture of Sterling Bancshares' indirect interest in SCMC (which divestiture is referred to as the "SCMC Divestiture"). Pro forma adjustments and the assumptions on which they are based are described herein and in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

     The unaudited pro forma condensed consolidated balance sheet gives effect to the SCMC Divestiture as if the transaction had occurred on June 30, 2003. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2002 gives effect to the SCMC Divestiture as if the transaction had occurred as of January 1, 2002. Sterling Bancshares' net gain after tax of approximately $21.0 million realized in the transaction is not reflected in the unaudited pro forma condensed consolidated statement of income. The December 31, 2002 unaudited pro forma condensed consolidated statement of income includes financial information derived from Sterling Bancshares' historical statements of income as contained in Sterling Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002.

     During the second quarter of 2003, the SCMC operations were reclassified from continuing operations to discontinued operations for financial reporting purposes. As required under generally accepted accounting principles, Sterling Bancshares will restate the previously reported 2002 historical financial statements to reflect the SCMC operations as discontinued operations when the 2002 financial statements are reissued and presented in Sterling Bancshares' Annual Report on Form 10-K for the year ended December 31, 2003. Because the SCMC operations have been reclassified to discontinued operations in Sterling Bancshares' June 30, 2003 historical financial statements, a pro forma condensed consolidated statement of income for the six-month period ended June 30, 2003 is not required.

     The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of Sterling Bancshares and should be read in conjunction with those consolidated financial statements and notes thereto included in Sterling Bancshares' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 and Sterling Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002. The unaudited pro forma condensed consolidated financial statements do not necessarily indicate the results that would have actually occurred on the dates indicated or that may occur in the future.

                   STERLING BANCSHARES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
                             (AMOUNTS IN THOUSANDS)

                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                                              FOR SCMC
                                                          HISTORICAL        DIVESTITURE (1)       PRO FORMA
                                                        ---------------     ---------------     ---------------
ASSETS
Cash and cash equivalents                               $       156,674     $        74,183     $       230,857
Interest-bearing deposits in financial institutions               1,239                  --               1,239
Trading assets                                                  137,784                  --             137,784
Available-for-sale securities, at fair value                    225,785                  --             225,785
Held-to-maturity securities, at amortized cost                   53,473                  --              53,473
Loans held for sale                                             604,337                  --             604,337
Loans held for investment                                     2,042,149                  --           2,042,149
Allowance for credit losses                                     (31,574)                 --             (31,574)
                                                        ---------------     ---------------     ---------------
     Loans held for investment, net                           2,010,575                  --           2,010,575
Other assets                                                    213,890                                 213,890
Assets related to discontinued operations                        41,409             (41,409)                 --
                                                        ---------------     ---------------     ---------------
TOTAL ASSETS                                            $     3,445,166     $        32,774     $     3,477,940
                                                        ===============     ===============     ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand deposits:
     Noninterest-bearing                                $     1,030,942     $        13,543           1,044,485
     Interest-bearing                                           869,760                  --             869,760
Certificates of deposit and other time deposits                 693,114                  --             693,114
                                                        ---------------     ---------------     ---------------
     Total deposits                                           2,593,816              13,543           2,607,359
Other borrowed funds                                            402,800                  --             402,800
Notes payable                                                    18,694                  --              18,694
Subordinated debt                                                49,254                  --              49,254
Accrued interest payable and other liabilities                    5,561              31,775              37,336
Liabilities related to discontinued operations                   33,527             (33,527)                 --
                                                        ---------------     ---------------     ---------------
     Total liabilities                                        3,103,652              11,791           3,115,443

COMPANY-OBLIGATED MANDATORILY REDEEMABLE
     TRUST PREFERRED SECURITIES OF SUBSIDIARY TRUSTS             80,000                  --              80,000

Shareholders' equity:                                           261,514              20,983             282,497
                                                        ---------------     ---------------     ---------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $     3,445,166     $        32,774     $     3,477,940
                                                        ===============     ===============     ===============

                   STERLING BANCSHARES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                                      ADJUSTMENTS
                                                                                       FOR SCMC
                                                                     HISTORICAL      DIVESTITURE (2)        PRO FORMA
                                                                  ---------------    ---------------     ---------------
Interest income                                                   $       176,391    $            --     $       176,391
Interest expense                                                           29,719                 --              29,719
                                                                  ---------------    ---------------     ---------------
    Net interest income                                                   146,672                 --             146,672

Provision for credit losses                                                14,018             (2,318)             11,700
                                                                  ---------------    ---------------     ---------------
    Net interest income after provision for credit losses                 132,654              2,318             134,972

Noninterest income:
    Customer service fees                                                  15,209                 --              15,209
    Gain on sale of mortgage loans                                         32,385            (32,385)                 --
    Other                                                                  46,916            (34,628)             12,288
                                                                  ---------------    ---------------     ---------------
         Total noninterest income                                          94,510            (67,013)             27,497

Noninterest expense:
    Salaries and employee benefits                                         88,519            (26,814)             61,705
    Occupancy expense                                                      23,455             (8,663)             14,792
    Technology                                                              5,677               (676)              5,001
    Minority interest expense:
      Company-obligated mandatorily redeemable trust preferred
         securities of subsidiary trusts                                    5,916                 --               5,916
      Sterling Capital Mortgage Company                                       842               (842)                 --
    Conversion costs related to acquisitions                                  822                 --                 822
    Other                                                                  47,121            (21,971)             25,150
                                                                  ---------------    ---------------     ---------------
         Total noninterest expense                                        172,352            (58,966)            113,386

         INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES             54,812             (5,729)             49,083
            Provision for income taxes                                     18,139             (2,361)             15,778
                                                                  ---------------    ---------------     ---------------
         INCOME FROM CONTINUING OPERATIONS                        $        36,673    $        (3,368)    $        33,305
                                                                  ===============    ===============     ===============

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
    Basic                                                         $          0.84    $         (0.08)    $          0.76
                                                                  ===============    ===============     ===============
    Diluted                                                       $          0.82    $         (0.08)    $          0.74
                                                                  ===============    ===============     ===============

Weighted average basic shares                                              43,872             43,872              43,872
Weighted average diluted shares                                            44,756             44,756              44,756

                   STERLING BANCSHARES, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

(1) On September 30, 2003, the SCMC Divestiture was consummated. The purchase price paid by RBC Mortgage Company for SCMC was $100 million, subject to certain post-closing adjustments as set forth in the Stock Purchase Agreement, as amended. The gross proceeds available to Sterling Bancshares from the SCMC Divestiture were $74.2 million. The gross proceeds are subject to a $25 million current tax accrual and approximately $6.8 million in related transaction costs. Additionally, SCMC's deposit account of $13.5 million which was eliminated in the historical consolidation is now recognized as a liability.

(2) The pro forma adjustments to the Condensed Consolidated Statement of Income as of December 31, 2002 represent the business segment contribution for SCMC.